Exhibit 10.15

REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (the “Agreement”) is made and entered into as of the date set forth below by and between the undersigned borrower (the “Borrower”) and U.S. Bank, N.A. (the “Bank”).

ARTICLE I DEFINITIONS

1.1                                 Definitions.  Except as otherwise provided, all accounting terms will be construed in accordance with generally accepted accounting principles consistently applied and consistent with those applied in the preparation of the financial statements referred to in paragraph 4.14, and financial data submitted pursuant to this Agreement will be prepared in accordance with such principles.  As used herein:

(a)

“Assets” means the sum of all assets including Loan Loss Reserves of the Subsidiary Bank determined in accordance with generally accepted accounting principles applicable to banks, consistently applied.

(b)

“Adjusted Assets” means the sum of all assets excluding Loan Loss Reserve and intangibles of the Subsidiary Bank determined in accordance with generally accepted accounting principles applicable to banks, consistently applied.

(c)	“Loan Loss Reserves” means the loan loss reserves of the Subsidiary Bank as reported in the most recent call reports of the Subsidiary Bank.

(d)

“Debt Service Coverage Ratio” means (b) “Debt Service Coverage Ratio” means, for any period of determination, the ratio of (i) the consolidated net income of the Borrower and its Subsidiaries, plus goodwill amortization expense of the Borrower and its Subsidiaries, plus interest expense of the Borrower, minus cash dividends of the Borrower; to (ii) interest expense of the Borrower, plus all required principal payments in respect of the indebtedness of the Borrower, and in each case as calculated in accordance with generally accepted accounting principles.

(e)

“Nonperforming Loans” means the sum of (i) those loans 90 days or more past due (either principal or interest) and (ii) those loans classified as “non-accrual” or “renegotiated” as reported in the most recent call reports of the Subsidiary Bank.

(f)

“Other Real Estate” means the value of all real estate owned by the Subsidiary Bank and (i) classified as such by the examiners of any Regulatory Authority as reported in the most recent examination reports of the Subsidiary Bank or (ii) listed as such in the most recent report to any Regulatory Authority, whichever is most current.

(g)	“Primary Capital” means the sum of Total Tangible Equity and Loan Loss Reserves.

(h)

“Regulatory Authority” means any state, federal or other authority, agency or instrumentality including, without limitation, the Comptroller of the Currency, Federal Deposition Insurance Corporation, Federal Reserve Board and Office of Thrift Supervision, responsible for examination and oversight of the Borrower or any Subsidiary.

(i)	“Regulatory Capital” means (i) Tier 1 leverage, (ii) Tier 1 risk-based and (iii) total risk-based capital, each as defined in the applicable regulations.

(j)	“Subsidiary” or “Subsidiaries” means the Subsidiary Bank and any entity of which the Borrower owns, directly or through another Subsidiary, at the date of determination, more than 50% of the outstanding stock having ordinary voting power for the election of directors, irrespective of whether or not at such time stock of any other class of classes might have voting power by reason of the happening of any contingency.

(k)	“Subsidiary Bank” or “Subsidiary Banks” means, whether one or more, now owned or subsequently acquired
[list banks]

(l)	“Total Loans” means the aggregate outstanding principal amount of all loans shown as Assets of the Subsidiary Bank as reported in the most recent call reports of the Subsidiary Bank.

(m)

“Total Tangible Equity” means the total amount of the capital stock, surplus and undivided profits accounts less intangibles, all of which will be determined in accordance with generally accepted accounting principles applicable to banks, consistently applied.

ARTICLE II LOANS

2.1                                 Revolving Credit Facility.  From time to time prior to June 30, 2004 or the earlier termination hereof pursuant to Article VI, the Borrower may borrow from the Bank up to the aggregate principal amount outstanding at any one time of up to $6,000,000.00.  All revolving loans hereunder will be evidenced by a single promissory note of the Borrower payable to the order of the Bank in the principle amount of $6,000,000 (the “Note”).  Although the Note will be expressed to be payable in the amount of $6,000,000 the Borrower will be obligated to pay only the amount of loans actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charged provided for herein.

2.2                                 Advances and Paying Procedure.  The Bank is authorized and directed to credit any of the Borrower’s accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal or interest due under the Note or other amounts due hereunder on the due date with respect thereto.

2.3                                 Mandatory Prepayment.  If Robert J Weatherbie and/or Michael L Gibson ceases for any reason to be active in the management of the Subsidiary Bank for a period of 30 consecutive days or more, and is not replaced by an individual of comparable ability and experience, the Borrow will promptly give the Bank written notice thereof and upon demand by the Bank, the Borrower will repay the loans made hereunder, and any other loans from the Bank to the Borrower, on the date specified in such demand.

ARTICLE III CONDITIONS TO BORROWING

3.1                                 Conditions to Borrowing.  The Bank will not be obligated to make (or continue to make) advances hereunder unless (i) the Bank has received executed originals of the Note and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in Article V (collectively with this Agreement the “Loan Documents”), in form and content satisfactory to the Bank; (ii) the Bank has received confirmation satisfactory to it that the Bank has properly perfected security interest, mortgage or lien, with the proper priority; (iii) the Bank has received certified copies of the Articles of Incorporation and by-laws and a certificate of status of the Borrower and the Subsidiaries; (iv) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) if required by the Bank, the Bank has been provided with an opinion of the Borrower’s counsel in form and content satisfactory to the Bank confirming the matters outlined in Section 4.2 and such other matters as the Bank requests; (vi) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank; and (vii) all proceedings taken in connection with the transactions contemplated by this Agreement and all instruments, authorizations and other documents applicable thereto, will be satisfactory to the Bank and its counsel.

3.2                                 Security.  The loans provided for hereunder will be secured by all of the common and preferred stock of each Subsidiary Bank now owned or hereafter acquired by the Borrower, except directors qualifying shares, if any (“Director Shares”).

ARTICLE IV. WARRANTIES AND COVENANTS

During the term of this Agreement, and while any part of the credit granted the Borrower is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower warrants and agrees as follows:

4.1                                 Accuracy of Information.  All information, certificate or statements given to the Bank pursuant to this Agreement and the other Loan Documents will be true and complete when given.

4.2                                 Organization and Authority.  This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.  The execution, delivery and performance of this Agreement and the other Loan Documents (i) are within the Borrower’s power; (ii) have been duly authorized by proper corporate action; (iii) do not require the approval of any Regulatory Authority or other governmental agency; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound.  The Borrower is a validly existing corporation in good standing under the laws of its state of organization, and has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties.

4.3                                 Subsidiaries.

(a)	The Borrower has Subsidiaries consisting of the Subsidiary Bank and
[name of other banks that are not a Subsidiary Bank or non-bank subsidiary].

(b)

Team Bank, National Association (i) has issued and outstanding 100,000 shares of common stock, par value $10.00 per share, which are duly authorized, validly issued, fully paid and non-assessable, of which the Borrower owns 100,000 shares, free and clear of any liens, charges, encumbrances, rights of redemption, preemptive rights or rights of first refusal of any kind or nature whatsoever, except liens in favor of the Bank; and (ii) has no shares of capital stock (common or preferred), or securities or other obligations convertible into any of the foregoing, authorized or outstanding and has no outstanding offers, subscriptions, warrants, rights or other agreements or commitments obligating it to issue or sell any of the foregoing.

(c)

Colorado Springs National Bank formerly known as Colorado National Bank (i) has issued and outstanding 100,000 shares of common stock, par value $10.00 per share, which are duly authorized, validly issued, fully paid and non-assessable, of which the Borrower owns 100,000 shares, free and clear of any liens, charges, encumbrances, rights of redemption, preemptive rights or rights of first refusal of any kind or nature whatsoever, except liens in favor of the Bank; and (ii) has no shares of capital stock (common or preferred), or securities or other obligations convertible into any of the foregoing, authorized or outstanding and has no outstanding offers, subscriptions, warrants, rights or other agreements or commitments obligating it to issue or sell any of the foregoing.

(d)

N/A (i) has issued and outstanding N/A shares of common stock, par value $N/A per share, which are duly authorized, validly issued, fully paid and non-assessable, of which the Borrower owns N/A shares, free and clear of any liens, charges, encumbrances, rights of redemption, preemptive rights or rights of first refusal of any kind or nature whatsoever, except liens in favor of the Bank; and (ii) has no shares of capital stock (common or preferred), or securities or other obligations convertible into any of the foregoing, authorized or outstanding and has no outstanding offers, subscriptions, warrants, rights or other agreements or commitments obligating it to issue or sell any of the foregoing.

(e)

N/A (i) has issued and outstanding N/A shares of common stock, par value $N/A per share, which are duly authorized, validly issued, fully paid and non-assessable, of which the Borrower owns N/A shares, free and clear of any liens, charges, encumbrances, rights of redemption, preemptive rights or rights of first refusal of any kind or nature whatsoever, except liens in favor of the Bank; and (ii) has no shares of capital stock (common or preferred), or securities or other obligations convertible into any of the foregoing, authorized or outstanding and has no outstanding offers, subscriptions, warrants, rights or other agreements or commitments obligating it to issue or sell any of the foregoing.

4.4                                 Litigation and Compliance with Laws.  The Borrower and the Subsidiaries have complied in all material respects with and will continue to comply with all applicable federal and state laws and regulations:  (i) that regulate or are concerned in any way with its or their banking and trust business, including without limitation those laws and regulations relating to the investment of funds, lending of money, collection of interest, extension of credit, and location and operation of banking facilities; or (ii) otherwise relate to or affect the business or assets of Borrower or any of the Subsidiaries or the assets owned, used or occupied by them.  Except to the extent previously disclosed to Bank, there are no claims, actions, suits, or proceedings pending, or to the best knowledge of Borrower, threatened or contemplated against or affecting Borrower or any of the Subsidiaries, at law or in equity, or before any Regulatory Authority, or before any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order of any kind in existence against or restraining Borrower or any of the Subsidiaries, or any of their officers, employees or directors, from taking any action of any kind in connection with the business of Borrower or any of the Subsidiaries.  Except to the extent previously disclosed to the Bank, neither Borrower nor any of the Subsidiaries has (i) received from any Regulatory Authority any criticisms, recommendations or suggestions of a material nature, and Borrower has no reason to believe that any such is contemplated, concerning the capital structure of any of the Subsidiaries, loan policies or portfolio, or other banking and business practices of any of the Subsidiaries that have not been resolved to the satisfaction of such Regulatory Authorities or (ii) entered into any memorandum of understanding or similar arrangement with any Regulatory Authority relating to any unsound or unsafe banking practice or conduct of any violation of law respecting the operations of the Borrower or the operations of any of the Subsidiaries.

4.5                                 F.D.I.C. Insurance.  Each Subsidiary Bank is insured as to deposits by the Federal Deposit Insurance Corporation and no act has occurred which could adversely affect the status of any Subsidiary Bank as an insured bank.

4.6                                 Corporate Existence; Business Activities; Assets.  The Borrower will and will cause each Subsidiary to (i) preserve its corporate existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, merge or consolidate with or into another entity or change its form of organization; and (iv) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets.

4.7                                 Use of Proceeds; Margin Stock; Speculation.  [Choose one or more]  Advances by the Bank hereunder will be used by the Borrower:

☒	(i)	to refinance existing indebtedness;

☒	(ii)	for general corporate purposes;

☐	(iii)	to inject capital into one or more existing Subsidiary Banks;

☐	(iii)	to acquire the capital stock of certain entities; and

☐	(iv)	other acquisition fees and expenses.

The Borrower will not use any of the loan proceeds to purchase or carry “margin” stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System).  No part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

4.8                                 Environmental Matters.  Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively “Environmental Laws”).  The term “Hazardous Substances” will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws.  The Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that the Borrower (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively “Remedial Action”); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party.  Except as disclosed on the Borrower’s environmental questionnaire provided to the Bank, there are not now, nor to the Borrower’s knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action.  To the Borrower’s knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect the Borrower or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject the Borrower to Remedial Action or other liability.  The Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

4.9                                 Restriction on Indebtedness.  The Borrower will not and will not permit any of the Subsidiaries to create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) indebtedness under the Note issued under this Agreement; (ii) other indebtedness to the Bank; (iii) fed funds transactions in the ordinary course of business; (iv) indebtedness owing to any Federal Home Loan Bank (or any successor thereto); and (v) any other indebtedness outstanding on the date hereof, and shown on the Borrower’s financial statements delivered to the Bank prior to the date hereof, provided such other indebtedness shall not be renewed, extended or increased.

4.10                           Restriction on Liens.  The Borrower will not and will not permit any of the Subsidiaries to create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Borrower’s property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (iii) liens in favor of the Bank or its affiliates; and (iv) other liens disclosed in writing to the Bank prior to the date hereof.

4.11                           Restriction on Contingent Liabilities.  The Borrower will not and will not permit any of the Subsidiaries to guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks, the issuance or confirmation of letters of credit by any Subsidiary Bank and similar matters in the ordinary course of banking business.

4.12                           Insurance.  The Borrower will maintain and cause each Subsidiary to maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to the Bank, including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers’ compensation insurance.

4.13                           Taxes and Other Liabilities.  The Borrower will pay and discharge, and cause each Subsidiary to pay and discharge when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

4.14                           Financial Statements and Reporting.  The financial statements and other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles.  There has been no material adverse change in the Borrower’s financial condition since such information was provided to the Bank.  The Borrower will, and will cause each Subsidiary to (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may reasonably request; and (iii) without request, provide the Bank with the following information:

(a)	As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower’s annual financial statements in form and substance acceptable to the Bank; and

(b)

Within 45 days of the end of each quarter, quarterly call reports prepared on FFIEC forms, or any successors thereto, of each Subsidiary Bank prepared in accordance with the guidelines of any Regulatory Authority that regulates each Subsidiary Bank; and

(c)	Within 45 days of the end of each quarter, a compliance certificate in form and substance acceptable to the Bank, certifying compliance with the financial covenants contained herein;

(d)

As soon as available, copies of all reports or materials submitted or distributed to shareholders of the Borrower or filed with the SEC or other Regulatory Authority or with any national securities exchange; and form FRY-9C or form FRY-9P, as appropriate, which are the financial statements of the Borrower as delivered to the Federal Reserve System;

(e)

Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of obligations of the Borrower or any Subsidiary pursuant to the terms of any indenture, loan or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this paragraph 4.14; and

(f)

Promptly, and in any event within 10 days, after the Borrower has knowledge thereof, a statement of the chief financial officer of the Borrower describing: (i) any event which, either of itself or with the lapse of time or the giving of notice or both, would constitute a default hereunder or under any other material agreement to which the Borrower or any Subsidiary is a party, together with a statement of the actions which the Borrower proposes to take with respect thereto; and (ii) any pending or threatened litigation or administrative proceeding of the type described in paragraph 4.4; and

(g)

Notice of any memorandum of understanding or any other agreement with any banking regulatory agencies, or cease and desist order, immediately after entered into by or issued against Borrower or any Subsidiary; and

(h)	Promptly after request therefore, any other information concerning the business affairs and financial condition of the Borrower or any Subsidiary as the Bank may reasonably request.

4.15                           Information.  The Borrower will make available for review by the Bank, promptly upon Bank’s request, financial statements, call reports and any other records or documents of the Borrower or the Subsidiary Bank.  The Borrower and the Subsidiaries will obtain the consent of any person or Regulatory Authority which it deems necessary or appropriate for disclosure of the information described above.

4.16                           Financial Covenants.  The Borrower will:

(a)          be “well capitalized” (as defined in 12 C.F.R. 325,103(b)(2), and determined as if the Borrower were a bank to which said regulation were applicable) on a consolidated basis at all times

☒	If this is checked, the phrase “adequately capitalized” shall be substituted for the phrase “well capitalized” in the above clause

☐	If this is checked, clause (a) does not apply to the Borrower, as it is not analyzed on a consolidated basis

(b)         cause each Subsidiary Bank to be “well capitalized”, as defined in 12 C.F.R. 325,103 (b) (2), at all times

4.17                           Inspection of Properties and Records; Fiscal Year.  The Borrower will permit representatives of the Bank to visit and inspect any of the properties and examine any books and records of the Borrower and the Subsidiaries including without limitation the stock transfer records of the Subsidiary Bank, at any reasonable time and as often as the Bank may reasonably desire.  The Borrower will not change its fiscal year.

4.18                           Issuance of Stock.  The Borrower will not permit any Subsidiary Bank to issue any additional shares of common or preferred stock, or any options, warrants or other common stock equivalents, or sell or issue securities or obligations convertible into such (“New Stock”), whether in the form of stock dividends or stock splits or otherwise, unless such New Stock will be issued to the Borrower and delivered by the Borrower to the Bank, together with any additional documents required by the Bank, as additional collateral to secure the loan provided for hereunder.

4.19                           Acquisitions and Investments.  Neither the Borrower nor any of the Subsidiaries will acquire any other business or make any loan, advance or extension of credit to, or investment in, any other person, corporation or other entity, including investments acquired in exchange for stock or other securities or obligations of any nature of the Borrower or any Subsidiary, or create or participate in the creation of any Subsidiary or joint venture, except:

(a)

investments in (i) bank repurchase agreements; (ii) savings accounts or certificates of deposit in a financial institution of recognized standing; (iii) obligations issued or fully guaranteed by the United States; and (iv) prime commercial paper maturing within 90 days of the date of acquisition by the Borrower or a Subsidiary;

(b)	loans and advances made to employees and agents in the ordinary course of business, such as travel and entertainment advances and similar items;

(c)	investments in the Borrower by a Subsidiary;

(d)	investments shown on the most recent financial statements of the Borrower provided to the Bank, provided that such investments will not be increased; and

(e)	with respect to a Subsidiary, investments or loans made in the ordinary course of banking business of such Subsidiary.

4.20                           Dividends.  The Borrower will not, without the prior written consent of the Bank, pay any dividends or make any other distribution on account of any shares of any class of its stock or redeem, purchase or otherwise acquire, directly or indirectly any shares of its stock.

ARTICLE V. COLLATERAL

5.1                                 Collateral.  This Agreement and the Note are secured by a Collateral Pledge Agreement dated March 18, 2004.  The information in this Article V is for information only and the omission of any reference to an agreement will not affect the validity or enforceability thereof.  The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.

5.2                                 Credit Balances; Setoff.  As additional security for the payment of the obligations described in the Loan Documents and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the “Obligations”), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank and the right to refuse to allow withdrawals from any account (collectively “Setoff”).  The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grade/cure periods under this or other agreements between the Borrower and the Bank) Setoff against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

5.3                                 Guaranties.  This Agreement and the Note are guaranteed by each and every guaranty now or hereafter in existence guarantying the indebtedness of the Borrower to the Bank (except for any guaranty expressly limited in its terms to a specific separate obligation of the Borrower to the Bank) including, without limitation, the following: the Continuing Guaranty (Unlimited) of N/A dated N/A.

The information contained in this Article V is for information only and the omission of any reference to an agreement will not affect the validity or enforceability thereof.  The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.

ARTICLE VI.  DEFAULTS

6.1                                 Defaults.  Notwithstanding any cure periods described below, the Borrower will immediately notify the Bank in writing when the Borrower obtains knowledge of the occurrence of any default specified below.  Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

(a)

Nonpayment.  The Borrower shall fail to pay (i) any interest due on the Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of the Note when due.

(b)

Nonperformance.  The Borrower or any guarantor of Borrower’s Obligations to the Bank (“Guarantor”) shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this paragraph 6.1) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.

(c)

Misrepresentation.  Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.

(d)

Default on Other Obligations.  The Borrower, any Guarantor or any Subsidiary shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower, any Guarantor or any Subsidiary to the Bank or any indebtedness in excess of $10,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.

(e)

Judgments.  Any judgment shall be obtained against the Borrower, any Guarantor or any Subsidiary which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor or Subsidiary), exceeds the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

(f)

Inability to Perform; Bankruptcy/Insolvency.  (i) the Borrower, any Guarantor or any Subsidiary shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower, any Guarantor or any Subsidiary; or (iv) the Borrower, any Guarantor or any Subsidiary shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower, any Guarantor or any Subsidiary is unable or admits in writing its inability to pay its debts as they mature; or (vi) the Borrower or any Subsidiary is closed or taken over by a Regulatory Authority.

(g)

Adverse Change; Insecurity.  (I) There is a material adverse change in the business, properties, financial condition or affairs of the Borrower, any Guarantor or any Subsidiary, or in any collateral securing the Obligations; or (ii) the Bank in good faith deems itself insecure.

(h)

Regulatory Orders.  The Borrower or any Subsidiary enters into any memorandum of understanding or other agreement with any banking Regulatory Authority relating to any unsound or unsafe banking practice or conduct or any violation of law respecting the operation of Borrower or such Subsidiary; or Borrower or any Subsidiary or any of their officers, employees, or directors become the subject of a judicial or administrative determination restraining any of them from taking any actions of any kind in connection with the business of Borrower or such Subsidiary, assessing a civil penalty, finding that any criminal offense occurred in connection with the operations of Borrower or such Subsidiary, or suspending or removing any officer or director of Borrower or such Subsidiary.

6.2                                 Termination of Loans; Additional Bank Rights.  Upon the occurrence of any of the events identified in paragraph 6.1, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve the Bank’s interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower’s expense; all without demand or notice of any kind, all of which are hereby waived.

6.3                                 Acceleration of Obligations.  Upon the occurrence of any of the events identified in paragraphs 6.1(a) through 6.1(e) and 6.1(g) and 6.1(h), and the passage of any applicable cure periods, the Bank may at any time thereafter, (i) by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, notwithstanding anything to the contrary contained herein or in any of the other Loan Documents; and (ii) require the Borrower to cause each Subsidiary Bank to appoint an independent transfer agent for the purpose of registering and transferring ownership of the capital stock of such Subsidiary Bank.  Upon the occurrence of any event under paragraph 6.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents.  Nothing contained in paragraph 6.1, paragraph 6.2 or this section will limit the Bank’s right to Setoff as provided in paragraph 5.2 or otherwise in this Agreement.

6.4                                 Other Remedies.  Nothing in this Article VI is intended to restrict the Bank’s rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.

ARTICLE VII.  MISCELLANEOUS

7.1                                 Delay; Cumulative Remedies.  No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

7.2                                 Relationship to Other Documents.  The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other.  In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.

7.3                                 Participations; Guarantors.  The Bank may, at its option, sell all or any interests in the Note and other Loan Documents to other financial institutions (the “Participant”) and in connection with such sales (and thereafter), the

Bank may disclose any financial information the Bank may have concerning the Borrower to any such Participant or potential Participant.  From time to time, the Bank may, in its discretion and without obligation to the Borrower, any guarantor or any other third party, disclose information about the Borrower and the loan to any Guarantor, surety or other accommodation party.  This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors advised of its financial condition and other matters which may be relevant to the Guarantors’ obligations to the Bank.

7.4                                 Expenses and Attorneys’ Fees.  The Borrower will reimburse the Bank and any Participant for all attorneys’ fees and all other costs, fees and out-of-pocket disbursements incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents, including attorneys’ fees and all other costs and fees (a) incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, (b) incurred in any bankruptcy proceeding and (c) related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank’s lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank).  The Borrower will also reimburse the Bank and any Participant for all costs of collection including all attorney’s fees before and after judgment, and the costs of preservation and/or liquidation of any collateral.

7.5                                 Successors.  The rights, options, powers and remedies granted in this Agreement and the other Loan Documents will extend to the Bank and to its successors and assigns, will be binding upon the Borrower and its successors and assigns and will be applicable hereto and to all renewals and/or extensions hereof.

7.6                                 Indemnification.  Except for harm arising from the Bank’s misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, the Borrower’s failure to perform its obligations relating to Environmental Matters described in Section 4.8 above.  This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank.

7.7                                 Notice of Claims Against Bank; Limitation of Certain Damages.  In order to allow the Bank to mitigate any damages to the Borrower from the Bank’s alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank immediate written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason.  The requirement of providing timely notice to the Bank represents the parties’ agreed-to standard of performance regarding claims against the Bank.  Notwithstanding any claim that the Borrower may have against the Bank, and regardless of any notice the Borrower may have given the Bank, the Bank will not be liable to the Borrower for consequential and/or special damages arising therefrom, except those damages arising from the Bank’s willful misconduct.

7.8                                 Notices.  Notice of any record shall be deemed given when the record has been (a) deposited in the United States Mail, postage prepaid, (b) received by overnight delivery service, (c) received by telex (d) received by facsimile, (e) received through the internet, or (f) when personally delivered.

7.9                                 Payments.  Payments due under the Note and other Loan Documents will be made in lawful money of the United States.  All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects.

7.10                           Applicable Law and Jurisdiction; Interpretation; Joint Liability.  This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the state where the Bank’s branch originating this loan is located, except to the extent superseded by Federal law.  Invalidity of any provisions of this Agreement will not affect any other provision.  THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK’S OFFICE WHERE THE LOAN WAS ORIGINATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR

INTERPRETATION OF ANY OF THE FOREGOING.  Nothing herein will affect the Bank’s rights to serve process in any manner permitted by law, or limit the Bank’s right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions.  This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only at the Bank’s offices, and only upon the Bank’s receipt of the executed originals thereof.  If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to “Borrower” will be deemed to refer to all Borrowers.

7.11                           Waiver of Jury Trial:  THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO.  THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT IS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

7.12                           Copies:  Entire Agreement; Modification.  The Borrower hereby acknowledges the receipt of a Copy of this Agreement and all other Loan Documents.

This Notice is Provided Pursuant to Nebraska Revised Statutes 45-1, 112 et. Seq.

NOTICE – WRITTEN AGREEMENTS.  A credit agreement must be in writing to be enforceable under Nebraska law.  To protect Borrower and Lender from any misunderstandings or disappointments, any contract, promise, undertaking or offer to forbear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit must be in writing to be effective.

IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED.  THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN THE BORROWER AND THE BANK.  A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN THE BORROWER AND THE BANK, WHICH OCCURS AFTER RECEIPT BY THE BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT.  ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

IN WITNESS WHEREOF, the undersigned have executed this REVOLVING CREDIT AGREEMENT as of March 18, 204.

Team Financial, Inc.

Borrower Name (Organization)
a(an) Kansas Corporation

(Individual Borrower)
By
/s/ Robert J Weatherbie

Borrower Name	Name and Title Robert J Weatherbie,
Chairman of the Board / CEO

By
/s/ Michael T Kozisek
Borrower Name	Name and Title
U.S. Bank N.A.

By

Name and Title Michael T Kozisek, Senior
Vice President